UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  2/20/2007

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8610 N. New Braunfels
Suite 205
San Antonio, TX 78217
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On February 20, 2007, the Company issued a press release announcing that a well in which the Company owns a 10% working interest has been drilled to total depth in the Rocky Field of Western Oklahoma and is being completed in the Springer sands. The Company also announced that production casing has been set on a well in Jack County, Texas, of which it owns a 5% working interest. Completion activities have begun on the well and it is expected to be in production within the next 30 days.

The Company also announced that surface casing has been set and drilling has commenced through the surface casing on a well in Grayson County, Texas. The Company owns a 3.5% working interest in this well in the Haun prospect, which encompasses 4,500 acre.

In addition, the Company announced it has executed a Participation Agreement with South Texas Operating Company for the drilling of a development well in Webb County, Texas. The well was spud on February 18, 2007.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits
99.1  Press Release dated February 20, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: February 20, 2007	By:	/s/ Lori Jones
Lori Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated February 20, 2007